Exhibit 10.4

Type:	Non-Statutory Continuation Option

Name:

Number of Equity Strips of Company Common Stock (each Equity Strip consisting of 9 A Shares and 1 L Share) subject to Continuation Option:

Price Per Equity Strip of Company Common Stock ($ per A Share and $ per L Share):	$

Date of Grant:	,

BRIGHT HORIZONS SOLUTIONS CORP.

2008 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS CONTINUATION OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AS DEFINED IN THE BRIGHT HORIZONS SOLUTIONS CORP. 2008 EQUITY INCENTIVE PLAN.

BRIGHT HORIZONS SOLUTIONS CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

NON-STATUTORY CONTINUATION OPTION AGREEMENT

This agreement (the “Agreement”) evidences the Continuation Option granted by Bright Horizons Solutions Corp. (the “Company”) to the undersigned (the “Optionee” and together with the Company, the “Parties”), pursuant to and subject to the terms of the Bright Horizons Solutions Corp. 2008 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Unless defined herein, all capitalized terms used herein shall have the meanings set forth in the Plan.

WHEREAS, the Company owns all of the issued and outstanding stock of Bright Horizons Capital Corp. (“Parent”), and Parent has entered into an Agreement and Plan of Merger, dated as of January 14, 2008 (the “Merger Agreement”), among (i) Parent, (ii) Bright Horizons Acquisition Corp. (“Merger Sub”) and (iii) Bright Horizons Family Solutions, Inc. (“BHFS”), pursuant to which Merger Sub will merge with an into BHFS (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, immediately prior to the Merger, the Optionee held certain options, copies of instruments evidencing which are attached hereto as Exhibit A, (the “BHFS Options”) that were granted pursuant to the Bright Horizons Family Solutions, Inc. 2006 Equity Incentive Plan or the Bright Horizons Family Solutions, Inc. Amended and Restated 1998 Stock Incentive Plan (including predecessor plans, collectively, the “BHFS Plans”) to purchase shares of BHFS common stock, all of which became fully vested in connection with the Merger;

WHEREAS, the Company has agreed to substitute options to acquire Equity Strips of the Company on the terms hereinafter set forth (the “Continuation Option”) in exchange for the BHFS Options; and

WHEREAS, the initial spread (the excess of the fair market value of the shares of stock underlying options over the strike price) of the Optionee’s Continuation Options will equal the aggregate built-in spread of the Optionee’s BHFS Options less any cash amount paid upon the closing of the Merger representing less than the value of one Equity Strip.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Treatment of BHFS Options. Each BHFS Option previously entitling the Optionee to acquire shares of BHFS stock on the terms set forth in the BHFS Plans is hereby exchanged for a Continuation Option to purchase, on the terms provided herein and in the Plan (including, without limitation, the exercise provisions in Section 6(b)(3) of the Plan), the number of Equity Strips of the Company set forth on Schedule I (the “Equity Strips”) with an exercise price per Equity Strip as set forth on Schedule I across therefrom such Continuation Option, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. Only Equity Strips may be delivered in satisfaction of the Continuation Option. The exchange of a Continuation Option for a BHFS Option is intended to qualify as an option substitution under Treas. Regs. §1.409A-1(b)(5)(v)(D) and shall be construed accordingly. Without limiting the foregoing, the Continuation Option shall (i) be fully vested at all times; (ii) expire not later than the latest date on which the corresponding BHFS Option would have expired; (iii) remain subject to the post-termination provisions applicable to the corresponding BHFS Option; and (iv) be governed in all respects by the terms of the corresponding BHFS Option, except for (A) the number and type of shares comprising Equity Strips subject to the Continuation Option, (B) the exercise price of the Continuation Option, (C) the provisions of Section 7 of the Plan, (D) the provisions of the Plan applicable to governance, amendment, termination, administration, interpretation and similar matters, and (E) all other provisions of the Plan that as applied to the Continuation Option would not be treated as inconsistent with satisfaction of the requirements of Treas. Regs. §1.409A-1(b)(5)(v)(D). For the avoidance of doubt, the Continuation Option shall be exercisable in accordance with the terms set forth in Section 4 below. The Continuation Option is a non-statutory option, granted to the Optionee in connection with the Optionee’s employment by the Company in substitution of a BHFS Option.

2. Representations and Warranties of the Company. The Company represents and warrants to the Optionee that the statements in this Section 2 are true and correct as of the date of this Agreement.

(a)	Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)	Authorization, Execution and Delivery of the Agreement. The Company has the capacity, full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c)	Valid Issuance of the Continuation Option. The shares of Company common stock issuable as Equity Strips upon exercise of the Continuation Option that is being issued to the Optionee hereunder, when issued in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable.

3. Representations and Warranties of the Optionee. The Optionee represents and warrants to the Company that the statements in this Section 3 are true and correct as of the date of this Agreement.

(a)	Ownership of BHFS Securities. The Optionee holds and is the owner of the BHFS Options attached as Exhibit A. Except for the provisions of the applicable BHFS Plan and any transfer restrictions under applicable securities law, the BHFS Options are held free and clear of all mortgages, liens, licenses, pledges, charges, claims, security interests, encumbrances, agreements, rights of first refusal, options or restrictions of any kind whatsoever (including, without limitation, restrictions on the right to sell or otherwise dispose of such BHFS Options) or other defects in title.

(b)	Authorization, Execution and Delivery of the Agreement. The Optionee has the capacity, full power and authority to execute and deliver this Agreement, to perform the Optionee’s obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Optionee and constitutes the valid and legally binding obligation of the Optionee, enforceable in accordance with its terms and conditions. The Optionee need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c)	Investment. The Optionee understands that the holding of the Continuation Option involves substantial risk. The Optionee understands that, following the effective time of the Merger, Merger Sub intends to file a Form 15 to deregister the BHFS common stock under the Securities Exchange Act of 1934, as amended, and suspend its duty to file periodic and current reports thereunder. The Optionee is electing to receive the Continuation Option for his or her own account, for investment purposes only and not with a view to the distribution or public offering thereof in violation of the United States Securities Act of 1933, as amended (the “Securities Act”), or any applicable United States federal or state securities laws or regulations.

(d)	No Registration. The Optionee has been advised that neither the Continuation Option nor the shares of Company common stock issuable upon exercise thereof are being registered under the Securities Act of 1933, as amended, upon the basis that the transaction is exempt from such registration requirements pursuant to regulations promulgated by the Securities and Exchange Commission, and that reliance by the Company on such exemptions are predicated in part on the Optionee’s representations set forth herein, and, as a result, no Continuation Option, or any shares issued upon exercise or distribution thereof, may be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provisions of applicable state securities laws or pursuant to an applicable exemption therefrom. The Optionee is aware that the Company is not under any obligation to effect any such registration with respect to the Continuation Option or the shares of Company common stock issuable upon exercise thereof (except solely to the extent, if any, provided in a registration rights agreement to which the Optionee is a party) or to file for or comply with any exemption from registration. The Optionee further acknowledges that his or her rights and interests under and with respect to the Continuation Option and the shares issued upon any exercise or distribution thereof will be subject to the terms and conditions of the Plan and the Stockholders Agreement and the Optionee will have no further rights under the BHFS Options exchanged for such Continuation Option. The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Optionee is an “accredited investor” as that term is defined in Regulation D under the Securities Act of 1933, as amended. The address of the Optionee is as set forth under the Optionee’s name on the signature page hereof.

(e)

Disclosure. The Optionee is employed by BHFS. In connection with the Optionee’s exchange of BHFS Options for Continuation Options, the Optionee has received a copy of the BHFS proxy statement dated April 4, 2008 relating to the Merger together with a confidential memorandum describing the equity securities of the Company and certain risks associated with investing in such securities, including the Continuation

Option. The Company has made available to the Optionee the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company and BHFS concerning the terms and conditions of the Continuation Option, and to obtain any additional information desired by the Optionee with respect to the Company, BHFS and its subsidiaries.

4. Exercise of the Continuation Option. The exercise price of the Continuation Option may be paid (i) by cash or check acceptable to the Administrator; (ii) in the case of exercise of the Continuation Option in accordance with Section 6(a) of the Plan following Optionee’s Retirement, termination by Company without Cause or termination by Optionee for Good Reason (as defined below), on a cashless basis under which shares otherwise deliverable under the Continuation Option and having a Fair Market Value equal to the exercise price are withheld by the Company in accordance with the Plan; (iii) by such other means, if any, as may be acceptable to the Administrator and are consistent with the third sentence of Section 1 above; or (iv) by any combination of the foregoing permissible forms of payment. In the case of any Optionee who is party to an employment or severance-benefit agreement that contains a definition of “Good Reason,” the definition set forth in such agreement shall apply with respect to such Optionee hereunder. In the case of any other Optionee, “Good Reason” shall mean any material diminution in Optionee’s base salary, bonus opportunity, position or nature or scope of responsibilities (other than by inadvertence) or any material reduction in Optionee’s benefits that uniquely and disproportionately affects Optionee, in each case occurring without Optionee’s consent and as to which (x) Optionee has provided written notice to the Board within thirty (30) days of the date on which Optionee knew or reasonably should have known of such diminution or reduction, which notice shall set forth in reasonable detail the nature of such Good Reason, (y) the Board shall not have remedied such diminution or reduction within thirty (30) days of receiving such written notice, and (z) Optionee shall have terminated Optionee’s employment within ten (10) days after the Board’s failure to remedy such diminution or reduction. Termination of employment for Good Reason is intended to be an involuntary separation of service for purposes of Section 409A of the Code, and shall be construed accordingly.

5. Share Restrictions, Etc. Not later than upon the execution of this Agreement and effective as of the date hereof, the Optionee has executed and become a party to the Stockholders Agreement. The Optionee’s rights hereunder (including with respect to shares received upon exercise) are subject to the restrictions and other provisions contained in the Stockholders Agreement.

6. Legends, Etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.

7. Transfer of the Continuation Option. The Continuation Option is not transferable.

8. Withholding. The exercise of the Continuation Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. In the event of an exercise of the Continuation Option following Optionee’s Retirement, termination by Company without Cause or termination by Optionee for Good Reason, the Optionee may elect to have shares held back by the Company in satisfaction of minimum tax withholding requirements. The Optionee also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Optionee.

9. Effect on Employment. Neither the grant of the Continuation Option, nor the issuance of shares upon exercise of the Continuation Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

10. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

By acceptance of the Continuation Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and the Plan.

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Executed as of the              day of                         ,         .

Company	BRIGHT HORIZONS SOLUTIONS CORP.

By:
Name:
Title:

Optionee
Name:

Address:

[Signature Page to Non-Statutory Continuation Option Agreement]

Exhibit A

BHFS Options

STOCK OPTIONS

Grant Date	Exercise Price	Options Rolled

Total

Schedule I

Continuation Options

OPTIONS ROLLED INTO CONTINUATION OPTIONS FOR EQUITY STRIPS

Options Rolled	Continuation Options Equity Strips	Continuation Options Equity Strips Rounded Down	A Shares	L Shares	Fractional Share Cash Payment